Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-115102) of Swedish Export Credit Corporation of our report dated March 9, 2006 (except for Note 32 and Note 38 which are as of April 3, 2006) relating to the financial statements, which appear in this Annual  Report on Form 20-F.

KPMG Bohlins AB

/s/ Anders Linér
Anders Linér
Authorized Public Accountant

April 3, 2006

Stockholm, Sweden